UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

QXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2025, QXO, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 10,000,000 depositary shares (the “Depositary Shares”), each representing a 1/20th interest in a share of the Company’s 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), at a public offering price of $50 per share (the “Offering”). In connection with the Offering, the Company granted the Underwriters an option to purchase up to an additional 1,500,000 Depositary Shares, which the Underwriters exercised in full. The Company received net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $557.6 million.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering was made pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-281084), as supplemented by a preliminary prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2025, and a final prospectus supplement, filed with the SEC on May 22, 2025 pursuant to Rule 424(b) under the Securities Act.

In connection with the Offering, the Company filed a certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, including a form of certificate for the Preferred Stock (the “Form of Certificate”), to establish the preferences, limitations, and relative rights of the Preferred Stock. The Certificate of Designations became effective upon filing.

In connection with the Offering, on May 27, 2025, the Company also entered into a deposit agreement (the “Deposit Agreement”) with Equiniti Trust Company, LLC, as depositary (the “Depositary”), and the holders from time to time of the depositary receipts (the “Depositary Receipts”), a form of which is included therein (the “Form of Depositary Receipt”). The Deposit Agreement provides for the deposit of shares of the Preferred Stock from time to time with the Depositary and for the issuance of Depositary Receipts evidencing Depositary Shares in respect of the deposited Preferred Stock.

The foregoing descriptions of the terms of the Underwriting Agreement, Certificate of Designations, Form of Certificate, Deposit Agreement and Form of Depositary Receipt are qualified in their entirety by reference to the Underwriting Agreement, Certificate of Designations, Form of Certificate, Deposit Agreement and Form of Depositary Receipt, a copy of each of which is filed as Exhibit 1.1, 3.1, 4.1, 4.2 and 4.3, respectively, hereto and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On May 27, 2025, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Preferred Stock. The Certificate of Designations became effective upon filing.

Subject to certain exceptions, so long as any share of Preferred Stock remains outstanding, no dividend or distribution will be declared or paid on the common stock, par value $0.00001 per share, of the Company (the “Common Stock”) or any other shares of junior stock, and no Common Stock or other junior stock or parity stock will be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Preferred Stock.

Holders of the Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of the Deposit Agreement. The Preferred Stock will accumulate dividends (which may be paid in cash or, subject to certain limitations, in shares of Common Stock or in any combination of cash and Common Stock) at a rate per annum equal to 5.50% on the liquidation preference thereof, which is $1,000 per share, payable when, as and if declared by the Company’s board of directors (or an authorized committee thereof), on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2025 and ending on, and including, May 15, 2028. Unless earlier converted, each outstanding share of Preferred Stock will automatically convert for settlement on or about May 15, 2028, into between 49.4740 and 60.6060 shares of Common Stock (and, correspondingly, each Depositary Share will automatically convert into between 2.4737 and 3.0303 shares of Common Stock), subject to customary anti-dilution adjustments, determined based on the average volume-weighted average price of the Common Stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day prior to May 15, 2028. Other than during a fundamental change conversion period (as defined in the Certificate of Designations), at any time prior to the mandatory conversion settlement date, a holder of 20 Depositary Shares may cause the Depositary to convert one share of Preferred Stock, on such holder’s behalf, into a number of shares of Common Stock equal to the minimum conversion rate of 49.4740, subject to certain anti-dilution and other adjustments.

In addition, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Preferred Stock, plus an amount equal to accumulated and unpaid dividends on the shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the Company’s assets available for distribution to the Company’s shareholders, after satisfaction of liabilities to the Company’s creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock, including the Common Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.03.

Item 8.01	Other Events.

In connection with the Offering, the legal opinion as to the legality of the Depositary Shares sold in the Offering and the Preferred Stock underlying the Depositary Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 21, 2025, by and among QXO, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.
3.1	Certificate of Designations, filed with the Secretary of State of the State of Delaware and effective May 27, 2025.
4.1	Form of Certificate for the 5.50% Series B Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1).
4.2	Deposit Agreement, dated as of May 27, 2025, among QXO, Inc., Equiniti Trust Company, LLC, acting as the Depositary, and the holders from time to time of the depositary receipts described therein.
4.3	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.2).
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2025

QXO, INC.

By:	/s/ Christopher Signorello
	Name:	Christopher Signorello
	Title:	Chief Legal Officer